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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 23, 2005

FISCHER IMAGING CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 North Grant Street Denver, Colorado		80241
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-6800
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01—Entry into a Material Definitive Agreement

        On February 22, 2005, Fischer Imaging Corporation ("Fischer" or the "Company") entered into a Note and Warrant Purchase Agreement (the "Purchase Agreement") with ComVest Investment Partners II LLC ("ComVest"), which provides for up to $10 million of senior secured debt financing to the Company. At closing, Fischer issued and sold a senior secured promissory note in the principal amount of $5 million (the "Initial Note") to ComVest. The remaining $5 million available under the commitment may be borrowed by Fischer from time to time, subject to the satisfaction of certain conditions, through November 15, 2005. The Initial Note and any additional notes issued under the Purchase Agreement will bear 8.5% interest with a maturity of the earlier of August 15, 2008 or upon any sale of the Company and are secured by all of the assets of the Company, as provided in a Security Agreement between the Company and ComVest. In connection with the issuance of the Initial Note, Fischer issued to ComVest a warrant (the "Warrant") to purchase 2,000,000 shares of Common Stock at an exercise price of $4.25 per share. The Warrant is exercisable from August 23, 2005 until February 22, 2010.

        In connection with the above transaction, the Company entered into a Registration Rights Agreement with ComVest obligating the Company to register for resale the shares of Common Stock issuable upon exercise of the Warrants on a registration statement to be filed with the Securities and Exchange Commission within four months of the closing date.

        Under the terms of the Purchase Agreement, ComVest is entitled to appoint one director to Fischer's Board of Directors until all notes are paid in full and either the shares of Common Stock underlying the Warrants have been registered for resale and are freely tradeable by ComVest or the Company's obligations under the Registration Rights Agreement terminate. ComVest also has the right to appoint one nonvoting and nonparticipating observer representative to be present at all meetings of the Fischer Board of Directors and committees thereto. In addition, Fischer has engaged ComVest as a consultant to assist in the identification of strategic partners. In the event that the Company enters into a transaction with a third party introduced to the Company by Comvest, the Company will pay Comvest a fee equal to one percent (1%) of the transaction value, subject to adjustment as provided in the Purchase Agreement.

        Proceeds from the sale of the Initial Note were used to retire senior indebtedness with Silicon Valley Bank and for working capital to fund operations, research and development and marketing initiatives.

        The foregoing description of the transaction with ComVest does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Initial Note, the Warrant, the Registration Rights Agreement and the Security Agreement, which are filed as exhibits hereto.

Item 1.02—Termination of a Material Definitive Agreement

        On February 23, 2005, in connection with the closing of the transaction with Comvest, the Company repaid all amounts outstanding under the Accounts Receivable Financing Agreement dated June 11, 2003, as amended, between Fischer and Silicon Valley Bank and terminated the agreement as of February 23, 2005. The Accounts Receivable Financing Agreement provided an $8 million credit facility to the Company at an interest rate of prime plus 2.75% per annum, secured by all of the assets of the Company, and was to expire on March 9, 2005. Fischer paid $40,000 to Silicon Valley Bank as an early termination fee.

Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

        The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.03 with respect to the terms and conditions of the Initial Note and subsequent additional notes.

        The Initial Note bears interest at an annual rate of 8.50%. Payments consisting of accrued interest on the Initial Note are payable, commencing on November 15, 2005 and quarterly thereafter on each February 15, May 15, August 15 and November 15. Principal on the Initial Note is payable in ten equal quarterly installments, each in an amount equal to one (1%) of the original principal amount of the note, with a final payment of the remaining principal outstanding under the Initial Note due on August 15, 2008. The first installment of principal is payable on February 15, 2006, with successive installments continuing on each May 15, August 15, November 15 and February 15 thereafter.

        The Company may prepay the Initial Note at its option, in whole or in part, at any time or from time to time upon notice to ComVest. The Company is required to prepay the Initial Note out of the proceeds of certain equity offerings and out of excess cash flow (as defined in the Note), if any, within 45 days after the close of each fiscal quarter (60 days in the case of the last fiscal quarter of each fiscal year), commencing with the fiscal quarter ending December 31, 2005.

        Upon and during the continuance of an event of default, the interest rate under the Initial Note shall be 11.50%. The unpaid principal balance of the Initial Note and all accrued interest thereon shall become immediately due and payable upon an event of default consisting of a default in the payment when due of any principal or interest on the note, the admission by the Company or other indication of insolvency or the commencement of bankruptcy or similar proceedings. ComVest may declare all outstanding principal amounts and accrued interest due and payable upon the occurrence of other events of default.

        The foregoing description of the terms of the Initial Note does not purport to be complete and is qualified in its entirety by reference to the Initial Note, which is filed as an exhibit hereto.

Item 3.02—Unregistered Sales of Equity Securities

        The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the issuance and terms of the Warrants.

        In connection with the issuance of the Warrants, Fischer relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder. ComVest is an accredited investor as defined in Rule 501 of Regulation D and represented that it was acquiring the securities for its own account, for investment purposes only, and not with a present view towards the public sale or distribution except pursuant to a sale or sales that are registered under the Securities Act or exempt from such registration.

Item 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

  (d)
  Election of Director

        The information set forth in Item 1.01 of this Form 8-K is incorporated by reference into this Item 5.02(d) with respect to ComVest's right to appoint a director to Fischer's Board of Directors and ComVest's continuing relationship with the Company.

        Effective February 22, 2005, the Fischer Board of Directors increased the number of Board positions to six (6) and appointed Larry E. Lenig, ComVest's nominee, to the vacancy as a Class II director. Mr. Lenig is a senior partner of, and has a direct material interest in, ComVest Investment Partners. Mr. Lenig's term expires at the annual meeting of stockholders in 2005, and he is subject to reelection as such meeting.

Item 9.01—Financial Statements and Exhibits

  (c)
  Exhibits

Exhibit No.	Description
10.22	Note and Warrant Purchase Agreement dated February 22, 2005 between the Company and ComVest Investment Partners II LLC
10.23	Senior Secured Promissory Note dated February 22, 2005 between the Company and ComVest Investment Partners II LLC
10.24	Warrant dated February 22, 2005 between the Company and ComVest Investment Partners II LLC
10.25	Registration Rights Agreement dated February 22, 2005 between the Company and ComVest Investment Partners II LLC
10.26	Security Agreement Company dated February 22, 2005 between the Company and ComVest Investment Partners II LLC

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION
Date: February 28, 2005	By:	/s/ DAVID KIRWAN Senior Vice President and Chief Financial Officer

QuickLinks

  Item 1.01—Entry into a Material Definitive Agreement
  Item 1.02—Termination of a Material Definitive Agreement
  Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
  Item 3.02—Unregistered Sales of Equity Securities
  Item 5.02—Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
  Item 9.01—Financial Statements and Exhibits
SIGNATURE